Exhibit 3-17

NEW YORK STATE ELECTRIC & GAS

CORPORATION

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B Y - L A W S

As Amended

June 28, 2002

NEW YORK STATE ELECTRIC & GAS CORPORATION

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BY-LAWS

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SEAL

          1.     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, NEW YORK". If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engravings, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.

STOCKHOLDERS' MEETINGS

          2.     All meetings of the stockholders shall be held at such location either within or without the State of New York as shall be stated in the notice of the meeting, except when otherwise expressly provided by statute.

          3.     The annual meeting of stockholders shall be held on such date and time as may be fixed by the Board of Directors, at which the stockholders entitled to vote shall elect directors, and transact such other business as may properly be brought before the meeting.

          4.     The holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, without regard to class, present in person or by proxy, shall be requisite for, and shall constitute a quorum at all meetings of the stockholders for the transaction of business except for the election or removal of directors and except as otherwise expressly provided by statute, by the Certificate of Incorporation, as amended, or by these By-Laws; provided that, in the case of any meeting of holders of the serial preferred stock of the Corporation, the presence in person or by proxy of the holders of record of shares representing a majority of the votes entitled to be cast thereat by the holders of the outstanding shares of serial preferred stock, without regard to series, shall be necessary to constitute a quorum for the transaction of business except for the election or removal of directors and except as otherwise expressly provided by statute, by the Certificate of Incorporation, as amended, or by these By-Laws. If, however, the holders of a majority of such shares of stock or votes, as the case may be, shall not be present or represented by proxy at any such meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power, by a majority vote of those present or represented, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the amount of stock or votes, as the case may be, requisite to constitute a quorum shall be present in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

          At any meeting for the election of directors by the common stockholders, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock shall be necessary to constitute a quorum for the election of such directors, except when otherwise expressly provided by statute.

          5.     At each meeting of stockholders each holder of record of shares of capital stock then entitled to vote shall be entitled to vote in person, or by proxy appointed by instrument executed in writing, by such stockholder or by his duly authorized attorney; but no proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein its duration, which shall be for some limited period. Except as otherwise provided by statute or by the Certificate of Incorporation, as amended, each holder of record of shares of capital stock entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote. The vote for directors shall be by ballot and, except as otherwise provided by statute or by the Certificate of Incorporation, as amended, or by these By-Laws, all other matters shall be determined by a vote of the holders of a plurality of the shares of the capital stock present or represented at a meeting and entitled to vote on such matters, and by ballot, if demanded by any stockholder or his duly authorized proxy.

          6.     Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meetings.

          7.     Except as otherwise may be required by provisions of the Certificate of Incorporation of the Corporation, as amended, relative to meetings of stockholders required or authorized by the provisions of paragraph (F) or (H) of Article 7 of the Restated Certificate of Incorporation filed October 25, 1988, notice of every meeting of stockholders, setting forth the time, place and purpose or purposes thereof, shall be mailed, not less than ten nor more than sixty days prior to such meetings to all stockholders (at their respective addresses appearing on the books of the Corporation unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request) entitled to vote at such meeting, of record as of a date fixed by the Board of Directors, not more than sixty days in advance of such meeting, for determining the stockholders entitled to notice of and to vote at such meeting, unless and except to the extent that such notice shall have been waived in writing either before or after the holding of such meeting by stockholders entitled to notice thereof and to vote thereat.

DIRECTORS

          8.     The property and business of the Corporation shall be managed under the direction of its Board of Directors, which shall consist of not less than two (2) nor more than five (5) directors. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders, or, if no such election shall be held, at a meeting called and held in accordance with the statutes of the State of New York. Each director shall be elected to serve until the next annual meeting of stockholders, and thereafter until his successor shall be elected and shall qualify.

          The stockholders, at any annual meeting, or at any special meeting called for that purpose, or a majority of the entire Board of Directors, at any regular or special meeting, may determine to increase or decrease the number of directors to the respective maximum or minimum limits above prescribed, and, in the case of an increase, shall thereupon elect the additional directors. No decrease in the number of directors shall shorten the term of any incumbent director. At any meeting of the stockholders, the holders of a majority of the shares of common stock issued and outstanding, voting separately as a class, or by written consent without a meeting may remove at any time, with or without cause, any director theretofore elected by the common stockholders, or elected by the Board to fill a vacancy among the directors elected by the common stockholders, and may fill the vacancy in the Board for the unexpired term thus caused.

          9.     In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. A director or officer of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or employee or any corporation of which any director or officer is a shareholder, director, officer or employee, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority of a quorum of the Board of Directors without counting in such majority or quorum any director so interested or member or employee of a firm so interested or a shareholder, director, officer or employee of a corporation so interested or (2) by vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of capital stock of the Corporation having full voting power or by writing or writings signed by a majority of such holders; nor shall any director or officer be liable to account to the Corporation for any profits realized by and from or through any such transaction, or contract of this Corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or employee, or any corporation of which he is a shareholder, director, officer or employee was interested in such transaction or contract.

MEETINGS OF THE BOARD

          10.     The first meeting of the Board of Directors held after the annual meeting of stockholders at which directors shall have been elected shall be held for the purpose of organization, the election of officers, and the transaction of any other business which may come before the meeting.

          11.     Regular meetings of the Board may be held without notice, except as otherwise provided by these By-Laws, at such time and place as shall from time to time be designated by the Board.

          12.     Special meetings of the Board may be called by the President or any two directors and may be held at the time and place designated in the call and notice of the meeting. The Secretary or other officer performing his duties shall give notice either personally or by mail or telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present waive notice in writing either before or after the meeting.

          13.     At all meetings of the Board a majority of the total number of directors shall be requisite for and shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

          14.     Any regular or special meeting may be adjourned to any other time at the same or any other place by a majority of the directors present at the meeting, whether or not a quorum shall be present at such meeting, and no notice of the adjourned meeting shall be required other than announcement at the meeting.

COMPENSATION OF DIRECTORS

          15.     Directors, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services as directors in such form and amounts and at such times as may be prescribed from time to time by the Board of Directors. All directors shall be reimbursed for their reasonable expenses, if any, for attendance at each regular or special meeting of the Board of Directors.

          16.     Members of any committee of the Corporation, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services on such committee in such form and amounts and at such times as may be prescribed from time to time by the Board of Directors.

          Members of any committee of the Corporation shall be allowed such additional compensation and reimbursement for expenses as may be fixed by the Board of Directors.

COMMITTEES

          17.     The Board of Directors may by vote of a majority of the whole Board designate one or more committees, whether special or standing, each to consist of one or more of their number, to hold office for such period as the Board shall determine. With respect to each such committee, the Board of Directors may likewise designate one or more alternate members who shall serve in the absence of any regular member or members of such committee. When a regular or alternate member of such committee ceases to be a director he shall automatically cease to be a regular or alternate member of such committee. Each such committee shall have authority only to the extent provided by the Board of Directors, except that no such committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the Business Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of the By-Laws, or the adoption of new By-Laws; the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. A majority of each such committee shall constitute a quorum at any meeting thereof. The act of a majority of each such committee present at any meeting thereof at which there is a quorum shall be the act of such committee. The Board of Directors may by vote of a majority thereof fill any vacancies in each such committee.

MEETINGS OF THE BOARD AND COMMITTEE THEREOF
BY CONFERENCE TELEPHONE OR SIMILAR MEANS

          18.     Any one or more of the members of the Board of Directors or any special or standing committee of the Board of Directors may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ACTION BY BOARD OR COMMITTEE WITHOUT A MEETING

          19.     If all members of the Board of Directors or any special or standing committee of the Board of Directors consent in writing to the adoption of a resolution authorizing action required or permitted to be taken by the Board or any committee, such action may be taken without a meeting. The resolution and the written consents thereto shall be filed with the minutes of the proceeding.

OFFICERS

          20.     The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, one or more Assistants to the President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time choose and appoint. Any two of such offices may be occupied by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

          21.     The Board of Directors, at its first meeting after the election of directors by the stockholders, shall choose a President, a Secretary, and may choose a Treasurer and a Controller, and such Assistants to the President, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it shall deem necessary, none of whom need be members of the Board.

          22.     The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          23.     The salary or other compensation of the officers of the Corporation shall be fixed by the Board of Directors. The salary or other compensation of all other employees shall, in the absence of any action by the Board, be fixed by the President or by such other officers or executives as shall be designated by the President.

          24.     The officers of the Corporation shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until their successors are chosen and qualify in their stead. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any other employee or agent of the Corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors or, in the absence of any action by the Board, by the President or by such other officers or executives as shall have been designated by the President.

PRESIDENT

          25.     The President shall be the chief executive officer of the Corporation. He may sign in the name of and on behalf of the Corporation, certificates of stock, notes, and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. He shall also generally have the powers and perform the duties which appertain to the office.

          The Assistants to the President shall assist the President in the performance of his duties and exercise and perform such other powers and duties as may be conferred or required by the Board.

VICE PRESIDENT

          26.     A Vice President may sign, in the name of and on behalf of the Corporation, certificates of stock, notes and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business, and shall perform such other duties as the Board of Directors may prescribe.

          If there be more than one Vice President, the Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the President, and may designate one or more Vice Presidents as Senior Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the President and the Executive Vice Presidents. A Vice President who has not been designated as Executive Vice President or as Senior Vice President shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the President, and the Executive Vice Presidents and the Senior Vice Presidents.

          The Assistant Vice Presidents shall assist the President and Vice Presidents in the performance of their duties and exercise and perform such other powers and duties as may be conferred or required by the Board.

SECRETARY

          27.     The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the Corporation and shall be restored to the Corporation in case of his death, resignation, retirement or removal from office.

          He shall be the custodian of the seal of the Corporation and, when authorized by the Board of Directors, the President or a Vice President, shall affix the seal to all instruments requiring it and shall attest the seal and/or the execution of such instruments, as required. He shall have control of the stock ledger, stock certificate book and minute books of the Corporation and its committees, and other formal records and documents relating to the corporate affairs of the Corporation.

          The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

TREASURER

          28.     (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

          (b) He shall disburse the funds of the Corporation in such manner as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          (c) He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

CONTROLLER

          29.     The Controller of the Corporation shall have full control of all the books of account of the Corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses and shall keep all accounting records of the Corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money and securities of the Corporation, which shall be kept by the Treasurer, and shall also make reports to the directors and others of or relating to the financial condition of the Corporation.

          The Assistant Controller or Assistant Controllers shall assist the Controller in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

VACANCIES

          30.     If the office of any director becomes vacant by reason of death, resignation, removal or disability, or any other cause, the directors then in office, except as otherwise provided in the Certificate of Incorporation, as amended, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office until the next annual meeting of stockholders, and thereafter until a successor or successors shall be elected and shall qualify.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

          31.     The Corporation shall fully indemnify to the extent not prohibited by law any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative, legislative or other proceeding, and including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that he, his testator or intestate, (i) is or was a director, officer, or employee of the Corporation or (ii) is or was serving at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or any appeal therein, except as provided in the next paragraph.

          No indemnification shall be made to or on behalf of any director, officer, or employee if a judgment or other final adjudication adverse to the director, officer, or employee establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          Except in the case of an action or proceeding against a director, officer, or employee specifically approved by the Board of Directors, the Corporation shall pay expenses incurred by or on behalf of such a person in defending such a civil or criminal action or proceeding (including appeals) in advance of the final disposition of such action or proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for such expenses.

          The rights to indemnification and advancement of defense expenses granted by or pursuant to this By-Law (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any director, officer, or employee who serves in such capacity at any time while this By-Law is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this By-Law and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this By-Law to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by an express provision of a by-law, and the indemnification required by this By-Law shall not be limited by the absence of an express recital of such circumstances.

          The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, or employee of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.

STOCK OF OTHER CORPORATIONS

          32.     The Board of Directors shall have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the President or a Vice President in person or by proxy appointed by him on behalf of the Corporation.

CERTIFICATES OF STOCK

          33.     Stock of the Corporation may be in certificated or uncertificated form. Stock of the Corporation represented by certificates shall be numbered and shall be entered in the books of the Corporation as the certificates are issued. The certificates shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto. Where any such certificates of stock are signed by a transfer agent and by a registrar, the signatures of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary upon any such certificates, if authorized by the Board of Directors, may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

          In case any officer who has signed, or whose facsimile signature has been affixed to, any such certificate shall cease to be such officer before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature has been affixed thereto, had not ceased to be such officer of the Corporation.

          To the extent permitted by law, some or all of any or all classes and series of stock of the Corporation may be uncertificated stock, provided that no stock represented by a certificate shall be registered on the books of the Corporation as uncertificated stock until such certificate is surrendered to the Corporation.

TRANSFERS OF STOCK

          34.     Transfers of certificated stock shall be made on the books of the Corporation only upon the request of the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

          Transfers of uncertificated stock shall be made on the books of the Corporation only upon the request of the holder of record of such uncertificated stock or by attorney, lawfully constituted in writing, and upon receipt by the Corporation of a written instruction signed by the holder of record of such uncertificated stock or by such attorney requesting that the transfer of such uncertificated stock be registered on the books of the Corporation.

FIXING OF RECORD DATE

          35.     Except as otherwise may be required by provisions of the Certificate of Incorporation, as amended, relative to meetings of stockholders required or authorized by the provisions of paragraph (F) or (H) of Article 7 of the Restated Certificate of Incorporation filed October 25, 1988, the Board of Directors is hereby authorized to fix a day and hour not exceeding sixty (60) days (and in the case of a meeting not less than ten (10) days) preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or for the delivery of evidences of rights, as a record time for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or rights, as the case may be; and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting, and only stockholders of record at any time so fixed shall be entitled to receive any such dividend or rights; and the stock transfer books shall not be closed during any such period.

REGISTERED STOCKHOLDERS

          36.     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of New York.

LOST CERTIFICATES

          37.     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, a bond of indemnity in such form and amount and with such surety or sureties, or without surety, as the Board of Directors shall determine, and may also require the advertisement of such loss in such manner as the Board may prescribe.

INSPECTION OF BOOKS

          38.     The Board of Directors shall have power to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the books required by statute to be open to the inspection of stockholders), or any of them, shall be open to the inspection of stockholders, and no stockholders shall have any right to inspect any account or book or document of the Corporation, except as such right may be conferred by the statutes of the State of New York or by resolution of the directors or of the stockholders.

CHECKS, NOTES, BONDS AND OTHER INSTRUMENTS

          39.     All checks or demands for money and notes of the Corporation shall be signed by such person or persons (who may but need not be an officer or officers of the Corporation) as may be authorized by these By-Laws or as the Board of Directors may from time to time designate, either directly or through such officers of the Corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons. If authorized by the Board of Directors, the signatures of such persons, or any of them, upon any checks for the payment of money may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such persons had actually signed the same.

          All bonds, mortgages and other instruments requiring a seal shall be executed on behalf of the Corporation by the President or a Vice President, and the seal of the Corporation shall be thereunto affixed by the Secretary or an Assistant Secretary who shall, when required, attest the seal and/or the execution of said instruments. If authorized by the Board of Directors, the signatures of the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer upon any engraved, lithographed or printed bonds, debentures, notes or other instruments may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

          In case any officer who has signed any such bonds, debentures, notes or other instruments shall cease to be such officer before such bonds, debentures, notes or other instruments shall have been delivered by the Corporation, such bonds, debentures, notes or other instruments may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed the same had not ceased to be such officer of the Corporation.

RECEIPTS FOR SECURITIES

          40.     All receipts for stocks, bonds or other securities received by the Corporation shall be signed by the Treasurer or an Assistant Treasurer or by such other person or persons as the Board of Directors shall designate.

FISCAL YEAR

          41.     The fiscal year shall begin the first day of January in each year.

DIVIDENDS

          42.     Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

          The Board of Directors shall have power to fix and determine, and from time to time to vary, the amount to be reserved as working capital; to determine whether any, and if any, what part of any, accumulated surplus net profits shall be declared and paid as dividends, to determine the date or dates for the declaration or payment of dividends and to direct and determine the use and disposition of any surplus net profits, and before payment of any dividend or making any distribution of profits there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

NOTICES

          43.     Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute, maintained by the Post Office Department, in a postpaid sealed wrapper, addressed to such stockholder, officer or director, at his address as the same appears on the books of the Corporation.

          A stockholder, director or officer may waive in writing any notice required to be given to him under these By-Laws.

AMENDMENTS

          44.     These By-Laws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment.

          I,                                                      ,the Secretary of NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation, DO HEREBY CERTIFY that the foregoing is a true, correct and complete copy of the By-Laws of said Corporation, as amended to date.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this        day of                     , 20     .

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(CORPORATE SEAL)